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                                                                     EXHIBIT 5.1

         [LETTERHEAD OF BLANK, ROME, COMISKY & McCAULEY APPEARS HERE]



                                                                  (215) 569-5500
                                April 27, 1995

 A. Roger Bosma
 President and Chief Executive Officer
 Independence Bancorp, Inc.
 1100 Lake Street
 Ramsey, NJ  07446

      Re:   Independence Bancorp, Inc.
            Registration Statement on Form S-8
            ----------------------------------

 Gentlemen:

      We have acted as counsel to Independence Bancorp, Inc. (the "Company") in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of up to 184,000 shares of common stock, par value $1.667 per share (the "Common Stock") in connection with the Company's 1994 Employee Stock Option Plan and 1990 Stock Option Plan for Non-Employee Directors (collectively the "Plans). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of the Regulation S-K under the Act.

      In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                      Sincerely,


                      /s/ Blank, Rome, Comisky & McCauley

                      BLANK, ROME, COMISKY & McCAULEY
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                                  EXHIBIT "A"
                                  -----------

      1. The Company's Certificate of Incorporation and all amendments thereto.

      2.    The Company's By-Laws.

      3. Minutes of meetings of the Board of Directors of the Company held on March 22, 1990 and March 10, 1994.

      4. Registration Statement of Independence Bancorp, Inc. on Form S-8, as filed with the Securities and Exchange Commission.